UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gentex Corporation announced that effective as of December 31, 2017, Mr. Fred Bauer retired as Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Bauer also resigned as a member of the Board of Directors that same date as a part of his retirement and not as a result of any disagreement with the Company. In connection with Mr. Bauer's retirement, the Company reached an agreement by which Mr. Bauer will remain an employee of the Company for five years, giving the Company access to Mr. Bauer's 40 years of experience. As a part of Mr. Bauer's continuing employment, the Company will pay Mr. Bauer $596,000 in 2018, $447,000 in 2019 and 2020, and $298,000 in 2021 and 2022, and Mr. Bauer will be entitled to ongoing benefits like other officer employees of the Company. As a part of Mr. Bauer's retirement, the Company will also: make a retirement payment to Mr. Bauer in the amount of $2,100,000; will acquire between 5,499,782 and 6,445,928 (depending on stock option exercises) shares of the Company's common stock held by him at the average of the last reported sale price during normal business hours of a share of the Company's common stock on each full trading day in which such shares are traded during the period beginning December 15, 2017 and ending on January 5, 2018, as reported on the Nasdaq National Market System; and will acquire a building owned by Mr. Bauer, which is used in the Company's ongoing operations, for $950,000.

In connection with Mr. Bauer's resignation, the Board of Directors also announced that Mr. Steve Downing, age 39, added the title Chief Executive Officer (thereby removing Chief Operating Officer) effective as of January 1, 2018. Mr. Downing has been the Company's: President, Chief Operating Officer, Interim Chief Financial Officer, and Treasurer since August of 2017; Senior Vice President and Chief Financial Officer and Treasurer since June 2015; Vice President of Finance and Chief Financial Officer from May 2013 to June 2015; Vice President of Commercial Management from July 2012 to May 2013, and Director of Commercial Management before that. He has been employed by the Company since 2002.

Mr. Downing does not currently have a written employment agreement. The Company continues to negotiate the terms of Mr. Downing's employment, which will be effective upon approval by the Board of Directors. Mr. Downing does not have any family relationships with any director or executive officer of the Company. A copy of the Company's News Release concerning the foregoing announcements is attached as Exhibit 99.1.

Section 9.    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)        Exhibit 99.1

News Release Dated January 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018                        GENTEX CORPORATION
(Registrant)

By /s/ James Wallace
James Wallace
Chairman of the Board of Directors